Exhibit 10.7

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [________ __], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Kairos Acquisition Corp., a Cayman Islands exempted company (the “Company”), and HS Chronos LLC, a Delaware limited liability company (“HS Chronos”).

WHEREAS:

The Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable warrant;

Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share; and

HS Chronos has agreed to purchase, at an average price of $1.10 per warrant, an aggregate of 4,276,197 warrants (or up to 4,686,056 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.  Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.  Authorization of the Private Placement Warrants.  The Company has duly authorized the issuance and sale of the Private Placement Warrants to HS Chronos.

B.  Purchase and Sale of the Private Placement Warrants.

(i)  Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by HS Chronos and the Company (the “Initial Closing Date”), the Company shall issue and sell to HS Chronos, and HS Chronos shall purchase from the Company, an aggregate of 4,276,197 Private Placement Warrants (the “Initial Warrants”) at an average price of $1.04 per warrant for an aggregate purchase price of $4,440,000 (the “Purchase Price”). HS Chronos shall pay the Purchase Price by wire transfer of immediately available funds to the trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), at least one (1) business day prior to the date of effectiveness (the “Effective Date”) of the registration statement relating to the Public Offering (the “Registration Statement”).  On the Initial Closing Date, upon the payment by HS Chronos of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in HS Chronos’ name to HS Chronos or effect such delivery in book-entry form. The Initial Warrants shall be allocated between HS Chronos as set forth on Schedule A hereto.

(ii)  Simultaneously with the consummation of the closing of the over-allotment option in connection with the Public Offering (the “Over-Allotment Option”) or on such earlier time and date as may be mutually agreed by HS Chronos and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to HS Chronos, and HS Chronos shall purchase from the Company, an aggregate of up to 409,859 Private Placement Warrants (the “Over-Allotment Warrants”) at an average price of $1.00 per warrant for an aggregate purchase price of up to $410,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”). HS Chronos shall pay the Over-allotment Purchase Price by wire transfer of immediately available funds to the Trust Account maintained by Continental at least one (1) business day prior to the Over-allotment Closing Date.  On the Over-allotment Closing Date, upon the payment by HS Chronos of the Over-allotment Purchase Price to the Company, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in HS Chronos’ name to HS Chronos or effect such delivery in book-entry form.

C.  Terms of the Private Placement Warrants.

(i)  Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

(ii)  On the Effective Date, the Company and HS Chronos shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to HS Chronos relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

(iii) The Private Placement Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate an initial business combination within the time period set forth in the Company’s memorandum and articles of association, as the same may be amended from time to time.

Section 2.  Representations and Warranties of the Company.  As a material inducement to HS Chronos to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to HS Chronos (which representations and warranties shall survive each Closing Date) that:

A.  Incorporation and Corporate Power.  The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.  Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date.  This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.  Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii)  The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.  Title to Securities.  Upon issuance in accordance with, and payment pursuant to, and registration in the register of members of the Company, the terms hereof, the Warrant Agreement and the memorandum and articles of association of the Company, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, HS Chronos will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of HS Chronos.

D.  Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.  Representations and Warranties of HS Chronos.  As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to HS Chronos, HS Chronos hereby represents and warrants to the Company, separately but not jointly, (which representations and warranties shall survive each Closing Date) that:

A.  Organization and Requisite Authority.  HS Chronos possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.  Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of HS Chronos, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by HS Chronos of this Agreement and the fulfillment of and compliance with the terms hereof by HS Chronos do not and shall not as of each Closing Date conflict with or result in a breach by HS Chronos of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which HS Chronos is subject.

C.  Investment Representations.

(i) HS Chronos is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for HS Chronos’ own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) HS Chronos is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and HS Chronos has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) HS Chronos understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and HS Chronos’ compliance with, the representations and warranties of HS Chronos set forth herein in order to determine the availability of such exemptions and the eligibility of HS Chronos to acquire such Securities.

(iv) HS Chronos decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) HS Chronos has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by HS Chronos.  HS Chronos has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  HS Chronos understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) HS Chronos understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by HS Chronos nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) HS Chronos understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Private Placement Warrants will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the warrants are issued in book entry form) relating to the foregoing. HS Chronos further understands that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company.  Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities until the one-year anniversary following consummation of an initial business combination despite technical compliance with the requirements of such Rule.

(viii) HS Chronos has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.  HS Chronos has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities.  HS Chronos can afford a complete loss of its investment in the Securities.

Section 4.  Conditions of HS Chronos’ Obligations.  The obligations of HS Chronos to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement.  The Company shall have entered into the Warrant Agreement with a warrant agent and a registration rights agreement, in each case on terms satisfactory to HS Chronos.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants.

Section 5.  Conditions of the Company’s Obligations.  The obligations of the Company to HS Chronos under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.  Representations and Warranties.  The representations and warranties of HS Chronos contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.  Performance.  HS Chronos shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by HS Chronos on or before such Closing Date.

C.  No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.  Warrant Agreement and Registration Rights Agreement.  The Company shall have entered into the Warrant Agreement with a warrant agent, and a registration rights agreement, in each case on terms satisfactory to the Company.

Section 6.  Termination.  This Agreement may be terminated at any time after June 30, 2021 upon the election by either the Company or HS Chronos solely as to itself upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.  Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.  Miscellaneous.

A.  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other parties hereto, other than assignments by HS Chronos to affiliates thereof.

B.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.  Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.  Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

F.  Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

KAIROS ACQUISITION CORP.

By:
	Name:	Peter Bang
	Title:	Chief Executive Officer

HS CHRONOS LLC

By:
Name:
Title:

[Signature page to Private Placement Warrants Purchase Agreement]